Exhibit 4.1

AMENDMENT NO. 8 TO
RECEIVABLES SALE AGREEMENT

THIS AMENDMENT NO. 8 TO RECEIVABLES SALE AGREEMENT, dated as of December 16, 2011 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (“BAC”), General Electric Capital Corporation, a Delaware corporation, as a seller and as performance guarantor (“GECC”), Polaris Acceptance, an Illinois general partnership, as a seller (“PA”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).

BACKGROUND

WHEREAS, CDF, BAC, GECC, PA and the Buyer are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Sale Agreement”), and all of the parties hereto desire to amend the Receivables Sale Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Sale Agreement.

SECTION 2.  Amendment.

(a)          Section 1.1 of the Receivables Sale Agreement is amended by deleting clause (ii) of the definition of “Account Schedule” in its entirety, and substituting therefor:

“(ii) in the case of an Account Schedule relating to Removed Accounts (other than Removed Accounts that became Inactive Accounts), the date specified therein; provided that such date shall be no earlier than the tenth Business Day prior to the Removal Date or”.

(b)          The definition of “Removal Date” set forth in Section 1.1 of the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

““Removal Date” means the date set forth in the written notice delivered pursuant to Section 2.7(a)(i) or 2.7(c) as the date for the removal of the proposed Removed Accounts or the reassignment of Transferred Receivables, as applicable.”

(c)          The definition of “Removal Notice Date” set forth in Section 1.1 of the Receivables Sale Agreement is hereby deleted.

(d)          Section 2.1(a) of the Receivables Sale Agreement is amended by adding the following sentence thereto immediately preceding the last sentence thereof:

Amendment No. 8 to
Receivables Sale Agreement

“For the avoidance of doubt, notwithstanding the foregoing conveyance, each Seller shall retain the right to finance additional Products pursuant to the terms of the related Financing Agreements, and subject to Section 6.3(b), shall retain the right to enter into amendments to the Financing Agreements.”

(e)          Clause (ii) of the first sentence of Section 2.7(a) of the Receivables Sale Agreement is hereby amended by deleting the phrase “if any such Account was not an Eligible Account at the time such Account was originally added to the Account Schedule,” where it appears therein.

(f)           Clause (i) of the second sentence of Section 2.7(a) of the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

“(i) on or before the tenth Business Day immediately preceding the Removal Date, the applicable Seller shall have given the Buyer written notice of such request specifying the Removal Date;”

(g)          Clause (iii) of the second sentence of Section 2.7(a) of the Receivables Sale Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)    on or prior to the Removal Date, such Seller shall have delivered to Buyer a  schedule listing the proposed Removed Accounts (which schedule shall be attached as a schedule to the Reassignment); and”.

(h)          The parenthetical in the first sentence of the second paragraph of Section 2.7(a) of the Receivables Sale Agreement is amended and restated in its entirety to read as follows:

“(and subject to receipt by Buyer of the reassignment price set forth below)”.

(i)           Clause (iii) of the first sentence of the second paragraph of Section 2.7(a) of the Receivables Sale Agreement is hereby amended by deleting the phrase “if such Removed Accounts were not Eligible Accounts at the time such Accounts were originally designated as Accounts,” where it appears therein.

(j)           Section 2.7(a) of the Receivables Sale Agreement is hereby amended by adding the following new sentence immediately following the last sentence thereof:

“Any reassignment of the Transferred Receivables arising in Removed Accounts pursuant to this Section 2.7(a) shall be reassigned to the Seller for a purchase price equal to the fair market value of such Transferred Receivables as agreed upon by the Buyer and the applicable Seller prior to such reassignment, and such purchase price shall be treated as Collections of such Receivables. Notwithstanding the foregoing, no reassignment of Transferred Receivables pursuant to this Section 2.7(a) shall occur if the fair market value of such Transferred Receivables is less than the Outstanding Balance of such Receivables plus the amount of any outstanding Non-Principal Receivables related thereto.”

Amendment No. 8 to
Receivables Sale Agreement

(k)          Section 2.7 of the Receivables Sale Agreement is hereby amended by adding the following new paragraph (c) immediately following paragraph (b) thereof:

“(c)           With respect to any Transferred Receivable that has been designated for purchase by a Manufacturer in connection with the termination of the related Floorplan Agreement pursuant to the terms of such Floorplan Agreement, (i) Buyer shall execute and deliver to the applicable Seller or its designee a Reassignment; and (ii) Buyer shall, upon receipt by Buyer of the repurchase price set forth below, without further action, be deemed to transfer, assign, set over and otherwise convey to the applicable Seller or its designee, effective as of the date the repurchase price therefor is received by the Buyer, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable, and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto.  For the avoidance of doubt, if any Transferred Receivable is repurchased in connection with the termination of the related Floorplan Agreement under this Section 2.7(c), all Transferred Receivables arising under the related Floorplan Agreement shall be repurchased.  The conditions described above in Section 2.7(a) (other than the condition set forth in Section 2.7(a)(i) which shall apply) shall not apply to a repurchase of a Transferred Receivable pursuant to this Section 2.7(c).  Any repurchase of the Transferred Receivables pursuant to this Section 2.7(c) shall be repurchased by the Seller for a purchase price equal to the fair market value of such Transferred Receivables as agreed upon by Buyer and the applicable Seller prior to such repurchase, and such purchase price shall be treated as Collections of such Receivables.  Notwithstanding the foregoing, no repurchase of Transferred Receivables pursuant to this Section 2.7(c) shall occur if the fair market value of such Transferred Receivables is less than the Outstanding Balance of such Receivables plus the amount of any outstanding Non-Principal Receivables related thereto.”

(l)           Section 2.7 of the Receivables Sale Agreement is amended by adding the following new paragraph (d) immediately following paragraph (c) thereof:

“(d)           With respect to any Transferred Receivable (i) for which 100% of the principal balance and any accrued Non-Principal Receivables have been paid in full by a Manufacturer through the exercise of any repurchase or guarantee provision contained in a Floorplan Agreement (other than as set forth in clause (c) above) and (ii) for which the applicable Seller has agreed pursuant to the terms of the related Floorplan Agreement to assign its rights in the relevant Receivable upon the exercise of such repurchase or guarantee provision by the Manufacturer, Buyer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the applicable Seller, effective as of the date such Transferred Receivable is paid in full, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto.”

Amendment No. 8 to
Receivables Sale Agreement

(m)         Section 6.2(e) of the Receivables Sale Agreement is hereby amended by adding the following proviso to the end of such Section:

“; provided that if any such Collections are netted pursuant to Section 6.2(g) of this Agreement, each Seller shall transfer such Collections to the Master Servicer prior to 10:00 a.m. New York City time, on the Business Day immediately preceding the Payment Date following the Monthly Period in which such netting occurs.”

(n)          Section 6.2 of the Receivables Sale Agreement is hereby amended by adding the following new paragraph (g) immediately following paragraph (f) thereof:

“(g) Netting. If any Financing Agreement provides for the netting of interest owed on any cash collateral account to a Dealer against interest and other non-principal charges billed to such Dealer, then upon the netting of such interest amount, the related Seller shall recognize Collections with respect to the related Non-Principal Receivable against which the interest amount was netted and shall transfer such Collections in accordance with Section 6.2(e) of this Agreement.”

(o)          The notice information with respect to the Buyer set forth in Section 7.1 of the Receivables Sale Agreement is amended and restated in its entirety to read as follows:

“If to Buyer:

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois  60192
Attention:  Manager-Securitization
Telephone:  (847) 747-8043

With a copy to:

General Electric Capital Corporation
10 Riverview Drive
Danbury, CT  06810
Attention:  Portfolio Manager
Telephone:  (203) 749-6000
Facsimile:  (203) 749-4054”

(p)         Exhibit B to the Receivables Sale Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

SECTION 3.  Representations and Warranties.  In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

Amendment No. 8 to
Receivables Sale Agreement

(a)           Due Authorization, Non Contravention, etc.  The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)          Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4.  Binding Effect; Ratification.

(a)           This Amendment shall become effective, as of the date first set forth above, when (i) counterparts hereof shall have been executed and delivered by the parties hereto and (ii) the S&P Condition shall have been satisfied with respect to this Amendment, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)           The Receivables Sale Agreement, as amended hereby, remains in full force and effect.  On and after the date hereof, each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement, as amended hereby.

(c)           Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  Reaffirmation of Originator Performance Guaranty.  GECC, in its capacity as performance guarantor (“Performance Guarantor”) under the Originator Performance Guaranty dated as of August 12, 2004 (the “Originator Performance Guaranty”), taking into account the Receivables Sale Agreement as amended by this Amendment, hereby reaffirms and ratifies all of its obligations under the Originator Performance Guaranty.

SECTION 6.  Miscellaneous.

(a)           THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Amendment No. 8 to
Receivables Sale Agreement

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

Amendment No. 8 to
Receivables Sale Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE
CORPORATION, as a Seller

By:	/s/ John E. Peak
Name: John E. Peak
Title: Vice President

Amendment No. 8 to
Receivables Sale Agreement

BRUNSWICK ACCEPTANCE COMPANY, LLC,
as a Seller

By:	/s/ John E. Peak
Name: John E. Peak
Title: Management Committee Member

Amendment No. 8 to
Receivables Sale Agreement

POLARIS ACCEPTANCE, as a Seller

By:	/s/ John E. Peak
Name: John E. Peak
Title: Management Committee Member

Amendment No. 8 to
Receivables Sale Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Seller

By:	/s/ Peter Graham
Name: Peter Graham
Title: Attorney-in-Fact

GENERAL ELECTRIC CAPITAL CORPORATION,
as the Performance Guarantor

By:	/s/ Peter Graham
Name: Peter Graham
Title: Attorney-in-Fact

Amendment No. 8 to
Receivables Sale Agreement

CDF FUNDING, INC., as the Buyer

By:	/s/ John E. Peak
Name: John E. Peak
Title: Vice President

Amendment No. 8 to
Receivables Sale Agreement

EXHIBIT A

EXHIBIT B

FORM OF REASSIGNMENT

(As required by Section 2.7 of the Agreement)

REASSIGNMENT No. _______ (“Reassignment”) dated as of _________, by and between [GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION] [GENERAL ELECTRIC CAPITAL CORPORATION] [BRUNSWICK ACCEPTANCE COMPANY, LLC], [POLARIS ACCEPTANCE], as seller (the “Seller”), and CDF FUNDING, INC., as buyer (the “Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Receivables Sale Agreement, dated as of August 12, 2004 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS [pursuant to the Agreement, the parties hereto desire to remove certain Accounts from the Account Schedule and the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created]1 [pursuant to the Agreement, the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables designated for purchase by a Manufacturer pursuant to the terms of the related Floorplan Agreement in accordance with Section 2.7(c) of the Agreement]2;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.           Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the [Removed Accounts]1 [Transferred Receivables] 2 designated hereby, ___________, ____.

[“Removed Accounts” means the Accounts listed on Schedule 1 to this Reassignment.] 1

2.           [Designation of Removed Accounts.  Schedule 1 to this Reassignment lists the Removed Accounts covered by this Reassignment.]1 [Designation of Transferred Receivables. Schedule 1 to this Reassignment lists the Transferred Receivables covered by this Reassignment.] 2

1 This option should be used with respect to Accounts designated for removal in accordance with Section 2.7(a) of the Agreement.

2 This option should be used with respect to Transferred Receivables designated for reconveyance in accordance with Section 2.7(c) of the Agreement.

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-1

3.            Conveyance of Transferred Receivables.  [(a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under (i) the Transferred Receivables existing at the close of business on the Removal Date, and thereafter created from time to time, in the Removed Accounts designated hereby, (ii) the Collateral Security, Collections and Recoveries with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and (iii) all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b)           In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables existing at the close of business on the Removal Date, and thereafter created from time to time, in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.] 1

[(a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables designated for purchase by a Manufacturer pursuant to the terms of the related Floorplan Agreement in accordance with Section 2.7(c) of the Agreement, and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security, Collections and Recoveries with respect thereto.

 (b)          In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables reassigned hereby evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.] 2

4.            Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as of the Removal Date:

(a)           Legal Valid and Binding Obligation.  This Reassignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)          [List of Removed Accounts.  Schedule 1 attached hereto is an accurate and complete listing in all material respects as of the Removal Date of the Removed Accounts being removed pursuant to this Reassignment.]1   [List of Transferred Receivables.  Schedule 1 attached hereto is an accurate and complete listing in all material respects as of the Removal Date of the Transferred Receivables being reconveyed pursuant to this Reassignment.] 2

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-2

5.            Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment.  Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6.            Counterparts.  This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.            GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)           THIS REASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS REASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS REASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-3

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS REASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-4

IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered on the day and year first above written.

[GE COMMERCIAL DISTRIBUTION FINANCE
CORPORATION] [GENERAL ELECTRIC CAPITAL
CORPORATION] [BRUNSWICK ACCEPTANCE
COMPANY, LLC], [POLARIS ACCEPTANCE], as Seller

By:
Name:
Title:

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-5

CDF FUNDING, INC., as Buyer

By:
Name:
Title:

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-6

Schedule 1
to Reassignment

[REMOVED ACCOUNTS]1

[TRANSFERRED RECEIVABLES] 2

Amendment No. 8 to
Receivables Sale Agreement

Exhibit A-7